         THIS FIRST PREFERRED MORTGAGE is made and given this 30th day of September, 1997 by Harriet Ltd., a company organized and existing under the laws of the Cayman Islands, having its registered office in Grand Cayman, Cayman Islands, British West Indies, and qualified as a foreign maritime entity under the laws of the Republic of Liberia (the "Owner"), as mortgagor, in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway, acting through its main office in Oslo, Norway, in its capacity as security trustee, (the "Mortgagee"), as mortgagee.

                            W H E R E A S : -

         A. The Owner is the sole owner of the whole of the vessel HARRIET (ex NAUSICAA) (the "Vessel"), Official No. 10845, of 78,596 gross registered tons and 43,083 net registered tons, built in Sakaide, Japan in 1989 and registered and documented in the name of the Owner under the laws and flag of the Republic of Liberia at the Port of Monrovia.

         B. Pursuant to a loan facility agreement dated September 30, 1997 (the "Senior Facility Agreement"), made by and among, INTER ALIOS, the Owner, as borrower, and the Banks (as defined therein), (the "Senior Lenders"), as senior lenders, and Christiania Bank og Kreditkasse ASA, as agent and security trustee for the Senior Lenders (in its capacity as agent, the "Agent" and in its capacity as security trustee ("Security Trustee"), a copy of which is attached hereto as Exhibit A, the Senior Lenders, in accordance with the terms of the Senior Facility Agreement, made available to the Owner a loan facility in the principal amount of U.S. $24,400.00 (the "Senior Loan"), the Senior Loan to be repaid by the Owner in twenty consecutive quarterly installments, commencing December 30, 1997, with a final installment due on September 30, 2002, each of the first through the fourth of such quarterly installments to be in the principal amount of U.S. $700,000, each of the fifth through the eighth of such quarterly installments to be in the principal amount of U.S. $800,000, each of the ninth through the nineteenth of such quarterly installments to be in the principal amount of U.S. $900,000 and a final such quarterly installment to be in the principal amount of U.S. $8,500,000.

         C. Pursuant to the terms of the Senior Facility Agreement the Senior Loan shall bear interest at the rate

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per annum equal to the aggregate of (i) LIBOR (as defined in the Senior
Facility Agreement) and (ii) one and one-eighth percent (1 1/8%) (the "Senior Interest") payable as provided therein; default interest thereon shall be payable by the Owner at the rate per annum of one percent (1%) above the Senior Interest Rate (the "Senior Default Rate").

         D. Pursuant to an ISDA master agreement dated September 26, 1997 (the "CBK ISDA Master Agreement"), the form of which is attached hereto as Exhibit B, between the Owner and Christiania Bank og Kreditkasse ASA (in such capacity, the "CBK Swap Counterparty"), as swap counterparty, the CBK Swap Counterparty agreed to make available to the Owner an interest rate swap facility.

         E. The CBK ISDA Master Agreement provides that one of the conditions upon which the CBK Swap Counterparty will make the swap facility available to the Owner is that the Owner shall mortgage the Vessel to the Mortgagee to secure the repayment of the Owner's obligations under the CBK ISDA Master Agreement and the payment of interest thereon and of all other sums of money from time to time owing to the CBK Swap Counterparty under the CBK ISDA Master Agreement up to the amount of U.S. $575,000.

         F. In accordance with a confirmation letter dated September 30, 1997 (the "CBK Senior Confirmation Letter"), a copy of which is attached hereto as Exhibit C, made by and between the Owner and the CBK Swap Counterparty, the CBK Swap Counterparty agreed to make available to the Owner an interest rate swap in respect of its interest in the Senior Loan under which the CBK Swap Counterparty has a maximum potential exposure of U.S. $425,000 (the "CBK Senior Contingent Sum") upon the terms and conditions contained therein.

         G. Pursuant to an ISDA master agreement dated September 30, 1997 (the "SE Banken ISDA Master Agreement"), the form of which is attached hereto as Exhibit D, between the Owner and Skandinaviska Enskitda Banken AB (publ) (the "SE Banken Swap Counterparty"), a swap counterparty, the SE Banken Swap Counterparty agreed to make available to the Owner an interest rate swap facility.

         H. The SE Banken ISDA Master Agreement provides that one of the conditions upon which the SE Banken Swap Counterparty will make the swap facility available to the Owner is that the Owner shall mortgage the Vessel to the

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Mortgagee to secure the repayment of the Owner's obligations under the SE
Banken ISDA Master Agreement and the payment of interest thereon and of all other sums of money from time to time owing to the SE Banken Swap
Counterparty under the SE Banken ISDA Master Agreement up to the amount of U.S. $425,000.

         I. In accordance with a confirmation letter dated September 30, 1997 (the "SE Banken Senior Confirmation Letter"), a copy of which is attached hereto as Exhibit E, made by and between the Owner and the SE Banken Swap Counterparty, the SE Banken Swap Counterparty agreed to make available to the Owner an interest rate swap in respect of its interest in the Senior Loan under which the SE Banken Swap Counterparty has a maximum potential exposure of U.S. $425,000 (the "SE Banken Senior Contingent Sum" and, together with the CBK Senior Contingent Sum, the "Senior Contingent Sums") upon the terms and conditions contained therein.

         J. Pursuant to a loan facility agreement dated September 30, 1997 (the "Junior Facility Agreement" and, together with the Senior Facility Agreement, the "Facility Agreements"), made by and among, INTER ALIOS, the Owner, as borrower, and Christiania Bank og Kreditkasse ASA (in such capacity, the "Junior Lender" and together with any subsequent transferees, the "Junior Lenders"; the Junior Lender, the Senior Lenders, the CBK Swap Counterparty and the SE Banken Swap Counterparty are hereinafter referred to as the "Creditors")), as initial junior lender, a copy of which is attached hereto as Exhibit B, the Junior Lender, in accordance with the terms of the Junior Facility Agreement made available to the Owner a loan facility in the principal amount of U.S. $3,000,000 (the "Junior Loan"), the Junior Loan to be repaid by the Owner on September 30, 2002 in one installment to be in the amount necessary to repay the Junior Loan in full.

         K. Pursuant to the terms of the Junior Facility Agreement, the Junior Loan shall bear interest at the rate per annum equal to the aggregate of (i) LIBOR (as defined in the Junior Facility Agreement) and (ii) three percent (3%) (the "Junior Interest Rate"); default interest thereon shall be payable by the Owner at the rate per annum of one percent (1%) above the Junior Interest Rate (the "Junior Default Rate" and, together with the Senior Default Rate, the "Default Rates").

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         L.  In accordance with a confirmation letter dated September 30,
1997 (the "Junior Confirmation Letter", and together with the Junior ISDA Master Agreement, the Senior ISDA Master Agreement, the CBK Senior Confirmation Letter and the SE Banken Senior Confirmation Letter, the "Swap Agreements"), a copy of which is attached hereto as Exhibit G, made by and between the Owner and the CBK Swap Counterparty, the CBK Swap Counterparty agreed to make available to the Owner an interest rate swap in respect of the Junior Loan under which the CBK Swap Counterparty has a maximum potential exposure of One Hundred Fifty Thousand United States Dollars (U.S. $150,000) (the "Junior Contingent Sum") upon the terms and conditions contained therein.

         M. Pursuant to a trust deed dated September 30, 1997 (the "Trust Deed") made by and among, INTER ALIOS, the Owner, as borrower, the Creditors, the Agent and the Security Trustee, the Security Trustee agreed, INTER ALIA, to receive hold, administer and enforce this Mortgage on behalf of the Creditors.

         N. The Owner, in order to secure the repayment of the Outstanding Indebtedness (as that term is defined in sub-clause 1.1 hereof) and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Facility Agreements, the Swap Agreements and this Mortgage contained, expressed or implied to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH.

1.  DEFINITIONS

    In this Mortgage, unless the context otherwise requires:

    1.1 "Outstanding Indebtedness" means the Senior Loan, the Junior Loan, the Senior Contingent Sums, the Junior Contingent Sum, interest thereon and all other sums of money owing to the Creditors by the Owner from time to time under or in connection with the Facility Agreements, the Swap Agreements and this Mortgage;

    1.2    "the Vessel" means the whole of the vessel described in Recital
           (A) hereof and includes all her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, belongings, freights and appurtenances whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to the said Vessel, or any part thereof, except the Vessel, do not become the property of the Owner and except that it is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as that term is used in subdivision 2 of Section 106 of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended; and

2.  SECURITY

    In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Outstanding Indebtedness in the specific manner set forth in this Mortgage, the Swap Agreements and the Facility Agreements, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Swap Agreements and the Facility Agreements contained, PROVIDED, HOWEVER, and the terms of this Mortgage are such that, this Mortgage shall be discharged, canceled and have no further effect when there shall be no further amounts payable to the Creditors in respect of the Outstanding Indebtedness and the Owner shall have complied with all of the covenants, terms and conditions in this Mortgage, the Swap Agreements and the Facility Agreements contained.

3.  DECLARATION OF INDEBTEDNESS

    The Owner hereby covenants and agrees to pay the Outstanding Indebtedness to the Mortgagee and/or the Creditors or their successors and assigns.

4.  CONTINUING SECURITY

    It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

5.  INSURANCE AND MAINTENANCE OF THE VESSEL

    The Owner covenants and agrees, unless the Mortgagee has given its prior written consent to the contrary:

    (i) to insure and keep the Vessel insured or procure that the Vessel is kept insured at no expense to the Mortgagee or the Creditors at all times and for as long as the Vessel is subject to this Mortgage, against such risks, including, but not limited to, Hull and Machinery, Hull Interest, Loss of Hire, Freight Interest, Protection & Indemnity (including satisfactory (in the sole opinion of the Mortgagee) cover for pollution liability) and War Risk insurances, in such amounts, on such terms and with such insurers as the Mortgagee may reasonably require, and to register and maintain the registration of the Mortgagee's interest in all insurance policies with such insurers;

    (ii) to ensure that the insurance value of the Vessel covers the actual risks to which the Vessel is from time to time exposed, but not less than (i) with respect to Hull & Machinery insurance at least eighty percent (80%) of the Fair Market Value of the Vessel and
           (ii) except with respect to P&I and Loss of Hire insurance, the higher of the Fair Market Value and one hundred twenty percent (120%) of the then outstanding amount of the Outstanding Indebtedness upon such terms and with such deductibles as shall from time to time be approved by the Mortgagee;

    (iii) to deliver an annual certificate to the Mortgagee from the insurance broker(s) through whom the insurances relevant to the Vessel have been placed evidencing that the insurances referred to in sub-clause (i) above have been taken out in respect of the Vessel and that such insurances are in full force and effect;

     (iv) at the request of the Mortgagee, to obtain (at the Owner's expense) Mortgagee Interest Insurance and, if so requested by the Mortgagee, Extended Mortgagee Interest - Additional Perils (Pollution Cover) Insurance relevant to the Vessel in the form and substance satisfactory to the Mortgagee;

      (v) to reimburse the Mortgagee, from time to time, for all costs and expenses incurred by the Mortgagee in its procurement of a Mortgagee's Interest Policy in respect of its interest in the Vessel (including Additional Perils (Pollution) coverage);

     (vi) to keep and to cause to be kept the Vessel in a good and efficient state of repair so that the Vessel is classed and maintained in the highest class with American Bureau of Shipping or another classification society acceptable to the Mortgagee, and to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the Republic of Liberia, and at all times to maintain the approval of the Vessel by all oil company majors, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel and to permit the Mortgagee, at the cost of the Mortgagee, by surveyors or other persons appointed by it in its behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying itself in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

    (vii) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of Liberia or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation of the Vessel and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks insurers, unless necessary extra War Risks insurance cover has been obtained for the Vessel;

   (viii) not to change the registration of the Vessel from the laws and flag of the Republic of Liberia without the prior written consent of the Mortgagee;

     (ix) to maintain its qualification in good standing as a foreign maritime entity in the Republic of Liberia;

      (x) not to sell, agree to sell, abandon or otherwise dispose of the Vessel or any interest therein or to suffer the disposition of any thereof;

     (xi) to pay to the Mortgagee and/or the Creditors on demand, all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee and/or the Creditors shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee and/or the Creditors of any of the powers vested in it hereunder or under the Facility Agreements and the Swap Agreements and to pay interest thereon at the Default Rates from the date such demand for payment is made;

    (xii)  To immediately notify the Mortgagee of:

           (a) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed

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                the sum of U.S. $500,000 (or the equivalent in any other
                currency);

           (b) any occurrence in consequence whereof the Vessel has become or is likely to become a total loss;

           (c) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or the earnings of the Vessel;

           (d) any requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; and

           (e) any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any governments;

           (f) any material interruption in the operation of the Vessel, including, but not limited to an Off-Hire period of five days or more, and the financial implications of such interruption;

   (xiii) not bring the Vessel in any yard for repairs (other than for the purpose of ordinary drydockings at regular intervals), the costs of which might exceed U.S. $500,000 (or the equivalent thereof in any other currency), in addition to normal drydocking expenses, or permit any major change or structural alteration to be made to the Vessel.

    (xiv) not to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for Master's and crew's wages, salvage compensation and disbursements arising by operation of law and the lien of this Mortgage;

     (xv) to comply with all declaration and reporting requirements imposed by the Protection and Indemnity Club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Clause 20/2/91, and to insure payment of all premiums required to maintain in force the maximum U.S. Oil Pollution Cover;

    (xvi) not in any material way change, amend, negotiate, cancel or terminate the Charter or the Management Agreement without the prior written consent of the Mortgagee;

   (xvii) to permit a valuation of the Vessel pursuant to the terms of Clause 14.1 of each of the Facility Agreements; and

  (xviii) to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon; other than liens permitted under the preceding Clause 5(xiv) hereof, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six
           (6) inches wide by nine (9) inches high, reading as follows:

           "NOTICE OF MORTGAGE

           This Vessel is covered by a First Preferred Mortgage to Christiania Bank og Kreditkasse ASA, as security trustee, under the authority of Title 22 of the Liberian Code of Laws of 1956, as amended. Under the terms of the said First Preferred Mortgage, neither the Owner nor any charterer not the Master nor any officer or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage."

6.  AUTHORITY OF THE MORTGAGEE

    Without prejudice to any other rights of the Mortgagee hereunder:

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      (i)  in the event that the provisions of Clause 5(i) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to effect and thereafter to replace, maintain and renew all such insurances relating to the Vessel as in its sole discretion it may think fit;

     (ii) in the event that the provisions of Clause 5(vi) hereof shall not be complied with, the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

    (iii) any and all expenses incurred by the Mortgagee (including reasonable fees of counsel) in respect of its performance under the foregoing sub-clauses (i) and (ii) shall be paid by the Owner on demand, with interest thereon at the Senior Default Rate from the date when such expenses were paid by the Mortgagee.

7.  EVENTS OF DEFAULT

      (A)  Each of the following events shall constitute an Event of Default:

      (i) an Event of Default (as defined in the Senior Facility Agreement) stipulated in Clause 16 of the Senior Facility Agreement shall occur and be continuing;

     (ii) an Event of Default (as defined in the Junior Facility Agreement) stipulated in Clause 16 of the Junior Facility Agreement shall occur and be continuing;

    (iii) failure to pay when due the Outstanding Indebtedness or any portion thereof; and

     (iv) a default by the Owner in the due and punctual observance of any of the covenants in this Mortgage and such default if capable of remedy is not remedied within ten (10) business days after notice from the Mortgagee to the Owner requesting action to remedy such default. The remedy period of ten (10) business days shall not apply to the Owner's obligations according to Clause 5(i), (ii),
           (iv) and (xv) hereof.

      (B) If any Event of Default shall happen, the Mortgagee, shall be entitled:

      (i) to demand payment by written notice to the Owner of the Outstanding Indebtedness, whereupon such payment by the Owner to the Mortgagee and/or the Creditors shall be immediately due and payable, anything contained in the Facility Agreements, the Swap Agreements or this Mortgage to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee or the Creditors under the Facility Agreements, the Swap Agreements or this Mortgage;

     (ii) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by any applicable law, including those under the provisions of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended;

    (iii) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law);

     (iv) to require that all policies, contracts, and other records in respect to the insurances relating to the Vessel (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

      (v) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the insurances relating to the Vessel or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

     (vi) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

    (vii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's and Creditors' rights under the Facility Agreements, the Swap Agreements, this Mortgage or otherwise; and to recover judgment for any amount due by the Owner under this Mortgage; and

   (viii) to sell the Vessel or any interest therein with or without the benefit of any charterparty by public auction at home or abroad, or by private sale upon at least ten (10) business days prior written notice to the Owner and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale and in the absence of negligence or willful neglect without being answerable for any loss occasioned by such sale or resulting from postponement thereof.

8.  APPLICATION OF PROCEEDS

    The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided, or the proceeds of any and all insurances relating to the Vessel and any claims for damages on account of the Vessel or the Owner of any nature whatsoever or any requisition compensation, shall be applied as follows:

    FIRST: To the payment of all costs and expenses (together with interest thereon at the Senior Default Rate) of the Mortgagee and the Creditors including the reasonable compensation of their agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee and the Creditors hereunder by reason of any expenses or liabilities incurred or advances made by them for the protection, maintenance and enforcement of the security or of any of their rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee and/or the Creditors to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

    SECOND: To the payment in full of the Outstanding Indebtedness if then due and payable; and

    THIRD: Any surplus thereafter remaining, to the Owner or the Owner's successors in interest and assigns or to whomsoever may be entitled thereto.

    In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee and/or the Creditors shall be entitled to collect the balance from the Owner or any other person liable therefor.

9.  DELEGATION

    The Mortgagee and the Creditors shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in them by this Mortgage (including the power vested in the Mortgagee by virtue of Clause 10 hereof) in such manner and upon such terms and to such persons as the Mortgagee and the Creditors in their absolute discretion may think fit.

10. POWER OF ATTORNEY

    The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to execute and deliver charters and a bill of sale with respect to the Vessel.

    PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Clause 7(A) hereof shall occur.

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

11. RECORDATION

    For the purpose of recoding this First Preferred Mortgage as required by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended, the total amount is U.S. $28,400,000, of which U.S. $24,400,000 represents the Senior Loan, of which U.S. $3,000,000 represents the Junior Loan, of which U.S. $850,000 represents the Senior Contingent Sums, of which U.S. $150,000 represents the Junior Contingent Sum, and interest and performance of mortgage covenants. The date of maturity with respect to the Senior Loan is September 30, 2002 the date of maturity with respect to the Junior Loan is September 30, 2002 and the date of maturity with respect to each of the Senior Contingent Sums and the Junior Contingent Sum is on demand. The discharge amount is the same as the total amount. For property other than the Vessel if any should be determined to be covered by this Mortgage, the discharge amount is 0.01% of the total amount.

12. NOTICES

    Notices and other communications required or permitted by this Mortgage shall, until further notice in writing of a change therein, be in writing delivered personally or mailed (airmailed, if international) by registered or certified mail, with proof of delivery requested, telexed or telefaxed as follows:

    If to the Owner:         Harriet Ltd.
                             c/o General Maritime III Corporation
                             730 Fifth Avenue
                             New York, N.Y.  10019

                             Attn: Peter C. Georgiopoulos, Director
                             Telefax No.: +(212) 698-9628

    If to the Mortgagee:     Christiania Bank of Kreditkasse ASA
                             P.O. Box 1166 Sentrum
                             0107 Oslo 1,
                             Norway

                             Attn: Shipping/Offshore/Aviation
                             Telefax No.: +011-47-22-48-66-68


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    Every notice or demand shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received, in the case of letter, on the date of delivery to the recipient thereof, and in the case of a telefax transmission, on the date and at the time of dispatch thereof (provided that if the date of dispatch is not a business day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following business day in such locality).

          IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.


                                   Signed, sealed and delivered as a Deed by Harriet Ltd.


                                   By:  /s/ John P. Tavlarios
                                      ----------------------------------------
                                      Name:   John P. Tavlarios
                                      Title:  Attorney-in-Fact




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